Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 30, 2006, relating to the consolidated financial statements of PRB Gas Transportation, Inc., appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Ehrhardt Keefe Steiner & Hottman PC

Denver, Colorado
May 25, 2006